UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

COCA-COLA CONSOLIDATED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 5, 2019, Coca-Cola Consolidated, Inc. (the “Company”) and The Coca-Cola Company entered into an incidence agreement (the “Incidence Agreement”), regarding the allocation by the Company and The Coca-Cola Company of the net revenue generated by the Company’s marketing, promotion, distribution and sale of Covered Beverages and Related Products (each as defined in the Company’s comprehensive beverage agreement with The Coca-Cola Company dated March 31, 2017 (as amended, the “CBA”)) within certain categories and/or product segments as determined by The Coca-Cola Company from time to time in accordance with the Incidence Agreement (the “Shared Business Segments”). The term of the Incidence Agreement, which applies to the Company and any of its subsidiaries that are party to a bottling agreement with The Coca-Cola Company or its affiliates, commences on April 1, 2019 and will terminate upon termination of the CBA. The Incidence Agreement amends, restates and supersedes the Company’s existing expanding participating bottler revenue incidence agreement with The Coca-Cola Company, dated September 23, 2015 (the “2015 Incidence Agreement”).

The amount paid by the Company to The Coca-Cola Company for concentrates, Covered Beverages and Related Products within the Shared Business Segments will be subject to quarterly adjustment as described in the Incidence Agreement based on the determination of The Coca-Cola Company’s incidence revenue in each Shared Business Segment. The Coca-Cola Company’s incidence revenue for Covered Beverages and Related Products sold to the Company in finished form, as well as for concentrates sold to the Company for use in the manufacture of Covered Beverages and Related Products, will be impacted by a number of factors, including the incidence rate for each Shared Business Segment as set by The Coca-Cola Company from time to time, the Company’s pricing and sales of finished products that are covered by the Incidence Agreement, the channels in which the finished products covered by the Incidence Agreement are sold by the Company and the package mix of the Shared Business Segments sold by the Company.

Pursuant to the Incidence Agreement, The Coca-Cola Company may, upon 90 days’ prior written notice, (i) modify the settlement price and/or the excluded cost of goods component for any Covered Beverages or Related Products (or the concentrate components thereof), provided such settlement prices are the same for all Expanding Participating Bottlers and Participating Bottlers (each as defined in the CBA), (ii) change the incidence rates, provided such rate change is proportionately applied on a percentage basis to all other Expanding Participating Bottlers, and (iii) modify the Shared Business Segments, including by changing the composition of any segment, adding or deleting segments, and determining whether and how any segments apply to new Covered Beverages and/or Related Products, and/or the incidence rates applicable to any new or modified Shared Business Segment, provided such revisions are applied to all Expanding Participating Bottlers and Participating Bottlers. Any adjustments with respect to periods ending prior to April 1, 2019 will be calculated pursuant to the 2015 Incidence Agreement.

The foregoing description of the Incidence Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description	Incorporated By Reference To

10.1	Incidence Agreement, dated February 5, 2019, by and between the Company and The Coca-Cola Company.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: February 5, 2019	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary